Exhibit 99.1

NephroGenex Reports First Quarter 2015 Financial Results

Conference call and webcast to be held Thursday, May 14, 2015 at 8 a.m. Eastern

RALEIGH, N.C.- May 13, 2015-NephroGenex, Inc. (Nasdaq: NRX), a pharmaceutical company focused on the development of therapeutics to treat kidney disease, today reported financial results and clinical program highlights for the first quarter ended March 31, 2015.

“In the first quarter, we made significant progress in advancing our pivotal Phase 3 study of oral Pyridorin in diabetic nephropathy,” said Chief Executive Officer Pierre Legault. “We continued to expand the number of clinical sites in the U.S. and Europe, and are on track for full patient enrollment in the first half of next year. In addition, the Company achieved a major milestone by gaining the support of the European Medicines Agency for the PIONEER study’s endpoint and clinical protocol, solidifying our global regulatory strategy for a treatment that could potentially transform care for the millions of patients around the world who suffer from diabetic kidney disease.”

Added Mr. Legault, “We also have been preparing to go into the clinic later this year with our second product candidate, an intravenous form of Pyridorin to treat hospital-acquired acute kidney injury, which affects up to 7% of all inpatients and can lead to abrupt kidney failure. We have been seeing strong preclinical results for I.V. Pyridorin, and look forward to accelerating its development.”

Program Updates

In the first quarter ended March 31, 2015, the Company:

•
Continued to expand the number of clinical sites and enroll patients in the Phase 3 PIONEER program for oral Pyridorin®. NephroGenex is currently recruiting PYR-311, a double-blind, placebo-controlled study to evaluate the safety and efficacy of Pyridorin in reducing the rate of renal disease progression in Type 2 diabetic patients. The Company expects to increase the number of clinical sites to approximately 150 sites, including sites in additional countries, by the end of the fourth quarter of 2015. Patient recruitment is on track for full enrollment in the first half of 2016.

•
Received positive Scientific Advice from the European Medicines Agency (EMA) on the endpoint and study design of the ongoing Phase 3 trial in diabetic nephropathy. The EMA indicated that the current Phase 3 PIONEER program could be adequate to support a Marketing Authorization Application for full market approval in Europe.

•
Began preparations to go into the clinic with an intravenous form of Pyridorin to treat acute kidney injury (AKI) later this year. Based on strong preclinical results, the Company initiated pre-IND discussions with the FDA. Pyridorin significantly reduced the severity of acute kidney injury in an animal model of ischemia reperfusion, which

Exhibit 99.1

emulates the AKI that can result following cardiopulmonary bypass surgery. The Company anticipates filing an IND and launching the initial clinical study of its second product candidate in the second half of 2015.

First Quarter 2015 Financial Results

•	Cash, cash equivalents and short-term investments as of March 31, 2015 were approximately $24.0 million as compared to approximately $28.7 million as of December 31, 2014.

•
Net Loss: NephroGenex reported a net loss of approximately $5.2 million, or $0.58 per common share, for the three months ended March 31, 2015 as compared to $1.7 million or $0.37 per share for the three months ended March 31, 2014. The results included non-cash, stock-based compensation charges of $0.3 million in the first quarter of 2015 and $0.1 million for the first quarter of 2014.

•
Research & development expenses were approximately $3.4 million for the three months ended March 31, 2015 as compared to $0.5 million for the three months ended March 31, 2014. The increase in the Company’s R&D spending was primarily due to our Phase 3 clinical development activities and their timing for Pyridorin, as well as increases in personnel-related expenses.

•
General & administrative expenses were approximately $1.7 million for the three months ended March 31, 2015 as compared to approximately $1.0 million for the three months ended March 31, 2014, due primarily to an increase in our corporate governance expenses including director and officer liability insurance and other professional fees incurred for operating as a public company.

Conference Call/Webcast Details
NephroGenex will host a conference call and webcast Thursday, May 14 at
8 a.m. Eastern to discuss the Company's financial results and provide a business update. To access the call, participants should dial 877-407-3944 (U.S. and Canada) and 412-902-0038 (international) at least 10 minutes prior to the start of the call. The event will be webcast live and can also be accessed on the Events and Presentations section of the Company’s website at www.nephrogenex.com. A replay will be available on the website with the same link approximately 2 hours after the event for 30 days.

About Diabetic Nephropathy
Diabetic nephropathy is a chronic, degenerative disease of the kidney caused by diabetes. There are approximately 6 million patients with diabetic nephropathy in the United States (approximately 33% of diagnosed diabetics) and this population is expected to grow. Patients suffering from diabetic nephropathy progress to End Stage Renal Failure (and require dialysis) or death. There are currently no adequate treatments for this disease.

Exhibit 99.1

About Pyridorin®
Pyridorin inhibits pathogenic oxidative chemistries, which are collectively elevated in diabetic patients and induce pathological changes implicated in the development of diabetic nephropathy. Pyridorin inhibits a broad range of these chemistries which we believe accounts for its effectiveness in slowing the progression of nephropathy in diabetic patients as shown in our Phase 2 studies. Our lead drug candidate was also found to be safe and well tolerated in these same studies. Pyridorin has received FDA Fast Track designation and is currently being studied in a Phase 3 trial (PIONEER) in patients with diabetic nephropathy under a special protocol assessment (SPA) with the FDA.

About NephroGenex, Inc.
NephroGenex (Nasdaq:NRX) is a clinical-stage pharmaceutical company focused on developing therapeutics to treat kidney diseases caused by pathogenic oxidative chemistries. Since our inception, we have collaborated with the leading scientific experts in pathogenic oxidative chemistries to build a strong portfolio of intellectual property and novel acting drug candidates. Our clinical program has been done in collaboration with world leading clinical investigators in kidney disease. Our product pipeline includes an oral formulation of Pyridorin, which is being developed as a chronic, therapeutic agent to slow the progression of diabetic nephropathy, as well as an intravenous formulation of Pyridorin to treat specific types of acute kidney injury.

Cautionary Note on Forward-Looking Statements
This press release contains certain statements that are, or may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified under "Part I-Item 1A-Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission ("SEC") on March 24, 2015, as well as in other filings that we may make with the SEC in the future. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we do not undertake and specifically disclaim any obligation to update any forward-looking statements.

Exhibit 99.1

NephroGenex, Inc.
Balance Sheets
(in thousands except share and per share information)

	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$16,362	$13,978
Short-term investments	7,603	14,698
Prepaid expenses and other assets	797	309
Total current assets	24,762	28,985

Property and equipment, net	42	36
Other assets	305	210
Total assets	$25,109	$29,231

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,897	$1,750
Accrued and other liabilities	1,981	1,405
Current portion of note payable	880	293
Total current liabilities	4,758	3,448
Note payable, less current portion	5,897	6,442
Other long-term liabilities	21	10
Total liabilities	10,676	9,900
Stockholders’ equity
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	77,417	77,149
Accumulated other comprehensive loss	(1)	(8)
Accumulated deficit	(62,992)	(57,819)
Total stockholders’ equity	14,433	19,331
Total liabilities and stockholders’ equity	$25,109	$29,231

Exhibit 99.1

NephroGenex, Inc.
Statements of Comprehensive Loss
(in thousands except share and per share information)

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)	(unaudited)
Expenses:
Research and development	$3,369	$457
General and administrative	1,670	1,035
Total expenses	5,039	1,492

Loss from operations	(5,039)	(1,492)
Other income (expense):
Change in value of preferred stock warrants	—	(140)
Interest expense	(143)	(78)
Interest income	9	10
Net loss	$(5,173)	$(1,700)

Net loss per share – basic and diluted	$(0.58)	$(0.37)

Weighted average shares outstanding – basic and diluted	8,863,103	4,587,498

Other comprehensive loss:
Net loss	$(5,173)	$(1,700)
Unrealized gain on short-term investments	7	—
Comprehensive loss	$(5,166)	$(1,700)

CONTACTS:

Investors	Media
Michael Levitan	Susan Duffy
The Trout Group	BMC Communications
646-378-2920	646-513-3119
mlevitan@troutgroup.com	sduffy@bmccommunications.com